Exhibit 10.17

Protagonist Therapeutics Inc

521 Cottonwood Drive, Suite A

Milipitas CA 95035

United States of America

Tel + 1 650 587 5766

Protagonist Pty Ltd

ABN 44 098 201 944

PO Box 6421

St Lucia Qld 4067

Australia

Tel + 61 7 3346 2975

Fax + 61 7 3346 2379

info@protagonist-inc.com

www.protagonist-inc.com

January 28, 2014 Arvind Hundal Zealand Pharma A/S Smedeland 36 DK-2600 Glostrup Denmark

Dear Ms. Hundal,

It has been our pleasure to work with Zealand Pharma A/S (“Zealand”) the last few years to identify and characterize potential new therapeutics using our Disulphide Rich Peptide (DRP) platform pursuant to the Research Collaboration and License Agreement by and among Zealand, Protagonist Therapeutics, Inc. (“Protagonist”) and our wholly owned subsidiary, Protagonist Therapeutics, Inc. (together with Protagonist, the “Company,” “us,” or “we”), dated June 16, 2012, as amended and extended from time to time (the “Agreement”), whereby we laid out the terms and conditions of our collaboration. All capitalized terms used herein that are not defined herein will have the meanings ascribed thereto in the Agreement.

As you know, we received a written notification of Abandonment from you on October 30, 2013 pursuant to Section 13.1 of the Agreement informing us that Zealand wished to Abandon the Collaboration Program, including the development and/or commercialization of all specific Selected DRPs and Therapeutic Peptides or Products in the Collaboration Program.

The purpose of this letter is to notify you in accordance with Section 13.4 of the Agreement that we wish to modify the Agreement in order to assume responsibility for the development and/or commercialization of all of the Selected DRPs, Therapeutic Peptides and Products in the Collaboration Program.

We place great value in the relationship we have established with Zealand over the past few years and wish you great success in your future development and commercial endeavors.

Please indicate Zealand’s acknowledgement that we have provided you with proper notice under the Agreement of our intention to modify the Agreement in order to assume responsibility of the Collaboration Program by signing below where indicated.

Best Regards,

/s/ Dinesh V. Patel

Dinesh V. Patel, Ph.D.

President and CEO

Acknowledged and Agreed:

ZEALAND PHARMA A/S

/s/ Arvind M. Hundal 30-1/2014
Arvind M. Hundal, Ph.D.
Senior Vice President and CBO